UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2011
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CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2011, China Direct Industries, Inc., Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The NASDAQ OMX Group (“NASDAQ”) notifying the Company that it is not in compliance with the minimum $1.00 per share minimum bid price requirement for continued inclusion on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(a)(1) (the “Bid Price Requirement”). Based on the closing bid price of the Company’s common stock having closed below $1.00 for the last 30 consecutive business days prior to the date of NASDAQ’s letter. NASDAQ’s letter has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market and its common stock will continue to trade on the NASDAQ Global Market under the symbol “CDII.”

NASDAQ’s letter advises the Company that, in accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until June 11, 2012, to regain compliance. The letter further advises that such compliance can be achieved if, at any time before June 11, 2012, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days.

If the Company does not regain compliance by June 11, 2012, NASDAQ will provide written notification to the Company that its common stock may be delisted from the NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s decision to a NASDAQ Hearings Panel. Alternatively, the Company may apply to transfer the listing of its common stock to The NASDAQ Capital Market if it satisfies the requirements for initial inclusion on The NASDAQ Capital Market, other than the minimum bid price requirement. If its application is approved, the Company will have an additional 180 calendar days in order to regain compliance with the minimum bid price requirement while its common stock trades on The NASDAQ Capital Market.

The Company intends to actively monitor the bid price for its Common Stock between now and June 11, 2012, and will consider available options to regain compliance with the Minimum Bid Price Requirement.

On December 14, 2011, the Company issued a press release announcing its receipt of the Letter. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
99.1	China Direct Industries, Inc. press release dated December 14, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: December 14, 2011	/s/ Lazarus Rothstein
Lazarus Rothstein Executive Vice President and General Counsel